Third quarter FY17 earnings presentation Bristow Group Inc. February 3, 2017 Exhibit 99.1

Forward-looking statements Statements contained in this presentation regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding earnings guidance and earnings growth, expected contract revenue, capital deployment strategy, operational and capital performance, impact of new contracts, cost reduction initiatives, capex deferral, shareholder return, liquidity, market and industry conditions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Risks and uncertainties include, without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on helicopter services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment and Operational Excellence programs; availability of employees with the necessary skills; and political instability, war or acts of terrorism in any of the countries in which we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2016 and quarterly report on Form 10-Q for the three months ended December 31, 2016. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise. Starting with our third fiscal quarter, we have revised our disclosures to present adjusted EBITDA rather than adjusted EBITDAR consistent with recent interpretations regarding non-GAAP measures issued by the Securities and Exchange Commission.

Executive summary and safety review

# Q3 FY17 operational safety review

- Continued focus on our FY17 Safety Improvement Plan with full air and ground YTD Target Zero performance in AFR and APR
- Enhanced one-time inspections of S-92s complete with limited disruption to service; elevated monitoring continues
- Our global H225 operations remain suspended and we continue to evaluate a return to service, monitor litigation and explore our options with Airbus
- HeliOffshore is proving important in our rapid response to new Airworthiness Directives

**Air Accident Rate[1] (AAR) per 100,000 flight hours (fiscal year)**



1.44[2]
0.00
0.00
1.04
0.00
FY13
FY14
FY15
FY16
YTD Q3 FY17

**Total Recordable Injury Rate[3] (TRIR) per 200,000 man hours (cumulative)**



0.31
0.26
0.23
0.37
0.34
FY13
FY14
FY15
FY16
YTD Q3 FY17

1) AAR prior to FY16 includes commercial helicopter operations for Bristow Group and consolidated affiliates. AAR beginning in FY16 includes all Category A and B accidents for consolidated Bristow operations, including Airnorth, Bristow Academy and Eastern Airways.
2) FY13 AAR of 0.96 amended to include confirmed NAIB accident classification for 5N-BFF accident in October 2012
3) TRIR beginning in FY15 includes consolidated commercial operations, corporate, Bristow Academy, Eastern Airways, and Airnorth employees

Bristow HeliOffshore TARGET ZERO

4

Overview The December 2016 quarter results reflect the continued pressure on our oil and gas operations due to the industry downturn; however, they were above our internal expectations Improving our liquidity runway by $630 million through: Funding of $200 million Lombard seven-year equipment financings Finalized credit agreement with Macquarie for $200 million secured equipment financing Executed commitment letter with Milestone / GE Capital Aviation Services for $230 million secured equipment financing Recent tender successes reflect our global position, reliable operations and creative solutions in oil and gas transportation and SAR While we expect offshore E&P spend to be down again in FY18 and challenging market conditions to continue, green shoots are beginning to appear

Liquidity runway including $630 million equipment financings significantly improves our financial flexibility in this downturn We expect new leased aircraft will offset rent savings from returned aircraft in the short term as we manage fleet operations We continue to reduce incremental lease costs Fully funded Lombard $200 million, five-year term, L+2.25% Macquarie $200 million, five-year term, L+5.35% Milestone/GECAS $230 million, six-year term, L+5.00% We intend to continue to return aircraft to lessors as planned in future years (first two in process) CY16 amendments to credit facilities demonstrate bank group support Capex deferrals (on top of ~$95 million FY17/18 capex deferral) Self-help Secured equipment financing Leased fleet

Cash flow and liquidity $ in millions Net cash provided by operating activities1 Total liquidity2 $ in millions See 10-Q for more information on cash flow provided by operating activities At period end Announced/closed but unfunded financings plus reported liquidity as of December 31, 2016 ($90M Lombard + $200M Macquarie + $230M GE Aviation Services) Subject to execution of definitive agreements and market conditions 415 530 370 360 267 232 253 116 PF: 801 2003 903 2303,4

Updated guidance as of December 31, 2016 FY17 guidance assumes FX rates as of December 31, 2016 EBITDA excludes corporate overhead allocations consistent with financial reporting. EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP forward-looking information to GAAP. The most comparable GAAP measure to EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization. Total aircraft rent and total non-aircraft rent are inclusive of respective component of rent expense for U.K. SAR, Eastern, Airnorth plus oil and gas.

Bristow continues to execute successfully to maintain leadership position during this downturn Primary focus remains on continuing to improve upon our safety performance Like our offshore services peers, we expect offshore E&P spend to be down again in FY18; we remain laser focused on improving our essential service for our clients as we anticipate offshore spend to increase in FY19/20 Unlike our offshore services peers, we have diversified business lines that provide relatively stable cash flow through this prolonged downturn Funding of $200 million Lombard financings plus anticipated $430 million secured financings improve liquidity by terming out bank debt and improving our financial health through the oil and gas cycle Successful execution of FY17 Action Plan and recent tender successes are evidence to our stakeholders that we can maintain our leadership position during this prolonged downturn

Operational highlights

Q3 FY17 results Adjusted EBITDA1 $ in millions Operating revenue $ in millions Net income (loss) Adjusted net income (loss) 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items.

Europe Caspian United Kingdom Norway Turkmenistan Operating revenue $ in millions Falkland Islands Adjusted EBITDA $ in millions Adjusted EBITDA excludes gains (losses) on asset dispositions and special items.

U.K. SAR 1) LACE count based on aircraft types specified in original contract

Africa Nigeria Egypt $ in millions Operating revenue Adjusted EBITDA $ in millions Adjusted EBITDA excludes gains (losses) on asset dispositions and special items.

Americas United States Canada Brazil Trinidad Operating revenue $ in millions Guyana Adjusted EBITDA $ in millions Adjusted EBITDA excludes gains (losses) on asset dispositions and special items.

Líder update Líder adjusted EBITDA1 1) Reconciliation of adjusted EBITDA, leverage and BVA provided in the appendix

Asia Pacific Russia Australia Malaysia Operating revenue $ in millions Adjusted EBITDA $ in millions Adjusted EBITDA excludes gains (losses) on asset dispositions and special items.

Appendix

Financing update Executed credit agreement $200 million equipment financing secured by 20 oil and gas aircraft Lease five oil and gas aircraft as part of overall financing and to manage fleet operations Five-year borrowing at Libor + 5.35% Fully funded $200 million secured aircraft equipment financings $110 million facility funded on December 29, 2016 $90 million facility funded on January 30, 2017 Seven-year borrowings at Libor + 2.25% Executed commitment letter $230 million equipment financing secured by 20 oil and gas aircraft Deferral of up to $25 million of H225 lease payments Two-year lease extension of three contracted S-92 aircraft Six-year borrowing at Libor + 5.00% Lombard Macquarie Milestone/ GECAS

Organizational chart as of December 31, 2016 Business Unit (% of current period operating revenue) Corporate Region ( # of helicopters / # of fixed wing ) Joint Venture (# of aircraft) Key Operated Aircraft Bristow owned and/or operated 345 aircraft Affiliated Aircraft Bristow affiliates and joint ventures operated 114 aircraft * Includes corporate and other Bristow Europe Caspian 54% Africa 15% Americas 16% Asia Pacific 15% BRS Academy / Other 0%* U.K. – 65 / 31 Norway – 27 / 0 Nigeria – 51 / 2 U.S. GoM – 51 / 0 Canada – 8 / 0 Australia – 27 / 14 Brazil – 3 / 0 Egypt – 0 Russia – 7 Trinidad – 9 / 0 Florida – 44 Nevada – 3 Líder – 43 / 23 PAS – 39 / 7 Guyana – 3 / 0 Turkmenistan – 1 / 0

Next Generation Aircraft Mature Aircraft Fair market value of our owned fleet is ~$2.1 billion and leased fleet is ~$1.9 billion Medium capacity 12-15 passengers Large capacity 16-25 passengers Fleet as of December 31, 2016

Mature Aircraft 1) LACE does not include held for sale, training helicopters and fixed wing Next Generation Aircraft Small capacity 4-7 passengers Training capacity 2-6 passengers Fleet as of December 31, 2016 (continued)

Of the 117 aircraft currently leased in our fleet, 81 are commercial (68 LACE), 17 are training and 19 are fixed wing 68 LACE aircraft represent approximately 40% of our commercial fleet Our goal is for commercial fleet operating leases to account for approximately 35% of our LACE 1) The percentage of LACE leased is calculated by taking the total LACE for leased aircraft divided by the total LACE for all aircraft we operate, including both owned and leased aircraft. See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases. 1 Leased aircraft detail as of December 31, 2016

See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases. Consolidated fleet changes and aircraft sales

See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases. Held for sale and leased fleet by region

Operating revenue, LACE and LACE rate by region 4 $ in millions LACE rate is annualized $ in millions per LACE Excludes assets held for sale, Bristow Academy, Airnorth and Eastern Airways

Historical LACE by region

Historical LACE rate by region $ in millions LACE rate calculated as YTD revenue annualized divided by period ending LACE count

Order and options book as of December 31, 2016 Orders that can be cancelled prior to delivery date

NOTE: The company derives market value from observable market data if available and may require utilization of estimates, applications of significant judgment and reliance upon valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices, and the balance of supply and demand. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet, or the Company. Net asset FMV and book value per share

Net asset FMV reconciliation

Adjusted EBITDA margin trend by region Adjusted EBITDA excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDA divided by operating revenue

Historical U.K. SAR performance GAP and U.K. SAR operating results are included within our Europe-Caspian region results. EBITDA excludes corporate overhead allocations consistent with financial reporting. EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical fixed wing performance Fixed wing operating results are included within their respective regional results. EBITDA excludes corporate overhead allocations consistent with financial reporting. EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Adjusted EBITDA regional reconciliation Adjusted EBITDA excludes special items and asset dispositions

Rent by region Adjusted EBITDA excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDA divided by operating revenue

GAAP reconciliation See information about special items in 10-Q or earnings release for Q3 FY17 These amounts are presented after applying the appropriate tax effect to each item and dividing by the weighted average shares outstanding during the related period to calculate the earnings per share impact

Bristow Value Added (BVA) BVA is computed by subtracting a capital charge (10.5%) for the use of gross invested capital from after tax operating cash flow. GCF Return % is based on trailing twelve months after tax operating cash flows (Gross Cash Flow) over average quarterly gross invested capital (Gross Operating Assets). Refer to slide 36 for additional details.

# Bristow Value Added (BVA)
## Sample calculation for Q3 FY17 and Q3 FY16

**Bristow Value Added = Gross Cash Flow – (Gross Operating Assets X Capital Charge)**

**BVA = GCF – (GOA x 10.5%[1])**

**Bristow Value Added calculation for Q3 FY17**

**$(14.2) = $85.6 – ($3,801* x 2.625%[1])**

**Bristow Value Added calculation for Q3 FY16**

**$19.2 = $123.0 – ($3,956* x 2.625%[1])**

(in millions)

| Gross cash flow reconciliation | Q3 FY16 | Q3 FY17 |
|---|---|---|
| Net income | $ 3 | (22) |
| Depreciation and amortization | 32 | 38 |
| Interest expense | 10 | 12 |
| Interest income | (0) | (0) |
| Rent | 52 | 54 |
| Other income/expense-net | (1) | (2) |
| Gain/loss on asset sale | 2 | 1 |
| Special items | 7 | 1 |
| Tax effect from special items | 12 | 1 |
| Earnings (losses) from unconsolidated affiliates, net | (8) | (1) |
| Non-controlling interests | 0 | (4) |
| **Gross cash flow before Líder** | **$111** | **$79** |
| Gross cash flow - Líder proportional | 12 | 7 |
| **Gross cash flow after Líder** | **$123** | **$86** |

(in millions)

| Adjusted gross operating assets reconciliation | Q3 FY16 | Q3 FY17 |
|---|---|---|
| Total assets | $ 3,352 | $ 3,131 |
| Accumulated depreciation | 522 | 586 |
| Capitalized operating leases | 582 | 533 |
| Cash and cash equivalents | (132) | (71) |
| Investment in unconsolidated entities | (204) | (207) |
| Goodwill | (53) | (19) |
| Intangibles | (17) | (6) |
| Assets held for sale: net | (53) | (38) |
| Assets held for sale: gross | 132 | 120 |
| Adj. for gains & losses on assets sales | 79 | (4) |
| Accounts payable | (80) | (80) |
| Accrued maintenance and repairs | (25) | (22) |
| Other accrued taxes | (9) | (7) |
| Accrued wages, benefits and related taxes | (61) | (59) |
| Other accrued liabilities | (77) | (58) |
| Income taxes payable | (19) | (7) |
| Deferred revenue | (26) | (24) |
| ST deferred taxes | (14) | (0) |
| LT deferred taxes | (132) | (150) |
| **Adjusted gross operating assets before Líder** | **$ 3,765** | **$ 3,618** |
| Adjusted gross operating assets - Líder proportional | 190 | 183 |
| **Adjusted gross operating assets after Líder** | **$ 3,956** | **$ 3,801** |

Bristow

1) Quarterly capital charge of 2.625% is based on annual capital charge of 10.5%

TARGET ZERO

40

# Líder Bristow Value Added (BVA)
## Sample calculation for Q3 FY17 and Q3 FY16

**Bristow Value Added = Gross Cash Flow – (Gross Operating Assets X Capital Charge)**

**BVA = GCF – (GOA x 10.5%[1])**

**Bristow Value Added calculation for Q3 FY17**

**\$2.3 = \$7.1 – (\$183* x 2.625%[1])**

**Bristow Value Added calculation for Q3 FY16**

**\$7.1 = \$12.1 – (\$190* x 2.625%[1])**

(\$ in millions)

| Gross cash flow reconciliation | Q3 FY16 | Q3 FY17 |
|---|---|---|
| Net income (loss) | (\$35) | \$3 |
| Depreciation and amortization | 2 | 2 |
| Rent | 7 | 5 |
| Interest expense | 3 | 3 |
| Interest income | (1) | (1) |
| FX (gains) losses | - | 5 |
| Other income/expense-net | 48 | (0) |
| Special Adjustment- remove Lider tax per income stmt. | - | 2 |
| Earnings (losses) from unconsolidated affiliates, net | 1 | - |
| Non-controlling Interests | - | - |
| **Gross cash flow** | **\$25** | **\$18** |
| Special item outside of Líder - add Bristow tax calc. | 3 | (1) |
| Gross cash flow | \$29 | \$17 |
| **Líder proportional consolidation - GCF** | **\$12** | **\$7** |

(\$ in millions)

| Adjusted gross operating assets reconciliation | Q3 FY16 | Q3 FY17 |
|---|---|---|
| Total assets | \$493 | \$496 |
| Cash and cash equivalents | (99) | (103) |
| Accumulated depreciation | 55 | 68 |
| Capitalized operating leases | 154 | 100 |
| Investments & escrow deposits | (36) | (50) |
| Intangibles | (3) | (4) |
| Intangibles, amortization | 3 | 4 |
| Other, non operating assets | (44) | (12) |
| Accounts payable | (28) | (31) |
| Other payables | (0) | (6) |
| Other accrued taxes | (10) | (1) |
| Accrued wages, benefits and related taxes | (12) | (15) |
| Income taxes payable | (11) | (4) |
| Deferred revenue | (8) | (3) |
| **Adjusted gross operating assets** | **\$455** | **438** |
| **Líder proportional consolidation GOA** | **\$190** | **\$183** |

1) Quarterly capital charge of 2.625% is based on annual capital charge of 10.5%

Bristow TARGET ZERO 41

Líder's adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Líder leverage Adjusted EBITDA excludes special items and asset dispositions

Bank financial covenants

Adjusted EBITDA excludes gains and losses on dispositions of assets Debt does not include unamortized debt issuance cost Total leverage reconciliation 2

Bristow Group Inc. (NYSE: BRS) 2103 City West Blvd., 4th Floor Houston, Texas 77042 t 713.267.7600 f 713.267.7620 bristowgroup.com Contact us